[Fort James Corporation Letterhead]








                                              September 18, 1998



Fort James Corporation
Fort James Operating Company
1650 Lake Cook Road
Deerfield, Illinois 60015-4753


          Re:      Fort James Operating Company
                   Registration Statement on Form S-3

Ladies and Gentlemen:

                   I am Senior Vice President, General Counsel and Corporate Secretary of Fort James Corporation, a corporation organized under the laws of the Commonwealth of Virginia (the "Company"), and Senior Vice President and Secretary of Fort James Operating Company, a corporation organized under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of the Company ("FJOC"), and I or attorneys under my supervision have acted as counsel in connection with the preparation and filing by the Company and FJOC, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), relating to the registration under the Securities Act of pass through trust certificates of FJOC (the "Pass Through Certificates"). The Pass Through Certificates are being registered for offering and sale from time to time by FJOC in the manner described in the prospectus contained in the Registration Statement (the "Prospectus") pursuant to Rule 415 under the Securities Act. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                   Each series of Pass Through Certificates will be issued under a separate Fort James Pass Through Trust (each, a "Pass Through Trust") to be formed pursuant to the Pass Through Trust Agreement (the "Basic Agreement"), and a supplement thereto (each, a "Trust Supplement") relating to such Pass Through Trust, between FJOC, as issuer, the Company as



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Guarantor and Wilmington Trust Company as trustee (the "Trustee"). The property of the Pass Through Trusts will consist of notes (the "Secured Notes"). With respect to each series of Pass Through Certificates, the Basic Agreement, the related Trust Supplement and the related Pass Through Trusts are referred to herein collectively as the "Pass Through Agreements."

                   In this capacity, I or attorneys under my supervision have examined the Registration Statement, the form of Basic Agreement relating to the Pass Through Certificates, the Form of Pass Through Trust Certificate, the Form of Guaranty of Fort James Corporation and the originals, or copies, identified to my satisfaction, of such corporate records of the Company and its subsidiaries, including FJOC, and other persons, and such other documents, agreements and instruments, as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or attorneys under my supervision as originals and the conformity to originals of all documents submitted to me or attorneys under my supervision as copies thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied, without investigation, and believe that I am justified in relying, upon such statements or representations of officers and other representatives of the Company, FJOC and others.

                   For purposes of this opinion, I have assumed that the Pass Through Agreements will be valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

                   I am a member of the Bar of the Commonwealth of Virginia. My opinions set forth below are limited to the laws of the Commonwealth of Virginia and the federal laws of the United States of America, and I do not express any opinions herein concerning any other laws.

                   Based upon and subject to the foregoing, I am of the opinion that:

                   With respect to the Pass Through Certificates of each series, when (i) the Registration Statement and all necessary post-effective amendments thereto have become effective; (ii) an appropriate Prospectus Supplement with respect to the Pass Through Certificates has been prepared, delivered and filed in compliance with the Securities Act; (iii) any underwriting agreement with respect to the Pass Through Certificates is duly executed and delivered by the Company, FJOC and the other parties thereto, (iv) the directors and appropriate officers of the Company and FJOC have taken all necessary corporate action to approve the issuance and terms of the Pass Through Certificates and related matters; (v) the Pass Through Agreements are duly authorized, executed and delivered by each of the parties thereto; and (vi) the Trustee has duly authorized, executed, issued and authenticated and delivered the Pass Through Trust Certificates in accordance with the Pass Through Agreements, the Pass Through Certificates, when issued and sold in accordance with the Pass Through Agreements and any related


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                   underwriting agreement, will constitute valid and binding
                   obligations of the Trustee entitling the holders thereof to the benefits of the Pass Through Agreements, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the related prospectus under the caption "Legal Matters".

                                   Very truly yours,

                                   /s/ Clifford A. Cutchins, IV

                                   Clifford A. Cutchins, IV



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